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                                                                  EXHIBIT 10.1
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                                                  Commercial Mortgage Loan - NY


                                 LOAN AGREEMENT
                                 --------------


         LOAN AGREEMENT dated October 6, 1995 (together with any amendments or modifications hereto in effect from time to time, the "AGREEMENT"), between FIRST FIDELITY BANK, NATIONAL ASSOCIATION ("BANK") and Michael Anthony Jewelers, Inc. ("BORROWER").

         Bank has agreed to make a loan to Borrower and Borrower has agreed to accept the loan proceeds in the principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the "LOAN"), on the terms and conditions set forth herein. The Loan shall be evidenced by a Mortgage Note of even date herewith from Borrower to Bank (the "NOTE").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Bank and Borrower agree as follows:

1.       DEFINITIONS
         -----------

         1.1. "AFFILIATE" means First Fidelity Bancorporation and any of its direct and indirect affiliates and subsidiaries.

         1.2. "COMMITMENT LETTER" means the commitment letter dated September 20, 1995 pursuant to which Bank committed to make the Loan to Borrower.

         1.3. "LIABILITIES" means, collectively: (i) the repayment of all sums due under the Note (and all extensions, renewals, replacements, substitutions, amendments and modifications thereof) and the other Loan Documents; (ii) the performance of all terms, conditions and covenants set forth in the Loan Documents; and (iii) all obligations and indebtedness of every kind and description of Borrower to Bank or to any Affiliate, whether primary or secondary, absolute or contingent, direct or indirect, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law or otherwise, or now or hereafter existing, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limitation, principal, interest, fees, late charges and expenses, including attorneys' fees and/or allocated fees of Bank's in-house legal counsel.

         1.4. "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, that certain Mortgage and Security Agreement of even date herewith from Borrower to Bank (the "MORTGAGE"), that certain Assignment of Leases and Rents of even date herewith from Borrower to Bank (the "ASSIGNMENT OF LEASES") and any other document, certificate or instrument executed by Borrower or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof.

         1.5. "MORTGAGED PREMISES" means the real, personal and mixed property described in the Mortgage as the "Mortgaged Premises" and located at 111/115-119 South MacQuesten Parkway, Mount Vernon, New York.

2.       THE LOAN
         --------

         2.1. TERMS OF LOAN. Bank agrees to make the Loan to Borrower on the terms and conditions hereinafter set forth. The Loan will bear interest at the rate and will be repaid as set forth in the Note.

         2.2. USE OF LOAN PROCEEDS. Borrower shall use the proceeds of the Loan to refinance the acquisition costs of the Mortgaged Premises.

         2.3. INCORPORATION. All of the Loan Documents are hereby made a part of this Agreement to the extent and with the same effect as if fully set forth herein.



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3.       CONDITIONS PRECEDENT  Bank's obligations hereunder are conditioned upon the satisfaction of each of the following conditions precedent:

         3.1. Borrower shall have delivered or caused to be delivered to Bank each of the Loan Documents, in form and substance satisfactory to Bank, duly executed by Borrower or Guarantor, as applicable;

         3.2. Borrower shall have delivered or caused to be delivered to Bank each of the other documents, certificates and instruments required by the Commitment Letter within the applicable time periods specified therein, each in form and substance satisfactory to Bank; and

         3.3. Each of the other conditions contained in the Commitment Letter shall have been satisfied.


4. REPRESENTATIONS AND WARRANTIES Borrower represents and warrants as of the date hereof and, unless otherwise indicated, at all times hereafter until the Liabilities are fully paid and performed, as follows:

         4.1. ORGANIZATION, POWERS. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform all of its obligations under each Loan Document to which it is a party.

         4.2. EXECUTION OF LOAN DOCUMENTS. Each of the Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower. Execution, delivery and performance of each of the Loan Documents to which Borrower is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

         4.3. OBLIGATIONS OF BORROWER. Each of the Loan Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. Borrower is obtaining the Loan for commercial purposes.

         4.4. LITIGATION; COMPLIANCE WITH LAWS. There is no action, suit, or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Borrower's right to carry on its business substantially as now conducted (and as now contemplated);
(iii) its financial condition; or (iv) its capacity to consummate and perform its obligations under the Loan Documents to which Borrower is a party.
Borrower is in compliance with all laws, ordinances, rules, regulations and requirements which affect Borrower, its assets or the operation of its business, and is not in violation of or in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority.

         4.5. PAYMENT OF TAXES. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes or assessments have become due, except such that are contested in good faith by Borrower by appropriate proceedings and for which adequate reserves have been established. Borrower is not aware of any material unasserted claims for prior taxes against it for which adequate reserves satisfactory to Bank have not been established.




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         4.6. NO DEFAULTS.  Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which it is a party or by which it or any of its properties is bound.

         4.7. FINANCIAL STATEMENTS. All financial statements delivered by Borrower to Bank, are true, correct and complete in all material respects, fairly represent Borrower's financial condition as of the date hereof and thereof, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect.

         4.8. NO MATERIAL ADVERSE CHANGE. As of the date hereof, there has been no material adverse change in the financial condition, operations, affairs, prospects, or business of Borrower from the date of the most recent financial statements provided by Borrower to Bank.

         4.9. NO UNTRUE STATEMENTS. No Loan Document or other document, certificate or statement furnished to Bank by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. It is specifically understood by Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by Bank as an inducement to make the Loan to Borrower.

         4.10. TITLE TO PROPERTY. Borrower has good and marketable title to all of its properties and assets listed in the most recent financial statements delivered to Bank on or prior to the date hereof, except as otherwise expressly described in said financial statements, and except those properties and assets disposed of since the date of said financial statements in the ordinary course of business.


5.       COVENANTS
         ---------

         5.1. MERGERS, RESTRUCTURE. Borrower shall not merge into, consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (now owned or hereafter acquired) to any person or entity, without the prior written consent of Bank.

         Notwithstanding the provisions on this Section 5.1, Borrower shall be permitted to (A) create wholly-owned subsidiaries in connection with acquisitions and (B) effect mergers that do not involve a change of control, including mergers of a wholly-owned subsidiary with or into Borrower or to effect a change in Borrower's state of incorporation.

         5.2. MAINTENANCE OF BUSINESS. Borrower shall: (i) continue to remain in and operate substantially the same line of business presently engaged in by it; (ii) not suspend transaction of its usual business; (iii) conduct its business in an orderly, efficient and customary manner; (iv) comply with all laws, ordinances, rules, regulations and requirements and shall maintain its business, properties and assets necessary to conduct its business in compliance with all applicable governmental laws, ordinances, approvals, rules, regulations and requirements, including without limitation, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, and the rules and regulations promulgated thereunder; and (v) except with respect to the renovation of the parking lot section of the Mortgaged Premises, not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate, pledge or otherwise dispose of any part of its properties and assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than in the normal course of its business.

         5.3. BOOKS AND RECORDS. Borrower shall keep and maintain complete and accurate books and records in accordance with generally accepted accounting principles consistently applied, reflecting all of the financial affairs of Borrower. Borrower shall permit representatives of Bank to examine and audit Borrower's (and its parent's and its subsidiaries') books and records, to inspect Borrower's facilities and properties, and to discuss Borrower's financial condition and the contents of Borrower's financial statements with Borrower's accountants.

         5.4. FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATE.

                 5.4.1. Borrower shall furnish to Bank the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied:




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                 (a)      As soon as available, but in any event within one
hundred twenty (120) days after the close of its Fiscal Year(s) during the term of the Loan, "audited" annual consolidated financial statements of Borrower and its subsidiaries together with the Form 10-K filed with the Securities and Exchange Commission or any successor governmental authority; and when sent to the shareholders the annual report to shareholders for said fiscal year. Such financial statements are to include (a) a consolidated balance sheet for Borrower and its subsidiaries as at the end of Borrower's fiscal year, (b) a consolidated statement of profit or loss for Borrower and its subsidiaries for the twelve (12) months then ended, and (c) a consolidated statement of cash flows for the twelve (12) months then ended, all with respect to the operations of Borrower and its subsidiaries. All such financial statements shall state in comparative form the respective figures for the corresponding date and period in the prior fiscal year. Such consolidated financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by an unqualified report from Borrower's independent certified public accountant.

                 (b)      As soon as available, but in any event within ninety
(90) days after the end of each of the first three fiscal quarters of each fiscal year during the term of this Loan Agreement, unaudited quarterly consolidated financial statements of Borrower and its subsidiaries together with the Form 10-Q filed with the Securities and Exchange Commission or any successor governmental authority; and when sent to the shareholders any quarterly reports to shareholders for said fiscal quarter. Such consolidated financial statements are to include (a) a consolidated balance sheet for consolidated statement of profit or loss for Borrower and its subsidiaries for the Borrower's fiscal quarter then ended and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and (c) a consolidated statement of cash flows for the three (3) months then ended and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter. All such consolidated financial statements shall state in comparative form the respective figures for the corresponding date and period in the prior year's fiscal quarter and for the year-to-date period. Such chief financial officer of Borrower, as being true and correct and consistent with prior practices (except as otherwise required by generally accepted accounting principles) and as having been prepared in accordance with generally accepted accounting principles.

                 (c) Such other information respecting the operations of Borrower and/or the Mortgaged Premises as Bank may from time to time reasonably request.

                 5.4.2. Borrower shall furnish to Bank, with each set of financial statements described in Section 5.4.1. above, a compliance certificate signed by Borrower's chief financial officer certifying that: (i) all representations and warranties of Borrower set forth in this Agreement or any other Loan Document remain true and correct; (ii) none of the covenants of Borrower contained in this Agreement or any other Loan Document has been breached; and (iii) to its knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement or any other Loan Document. In addition, Borrower shall promptly notify Bank of the occurrence of any default, Event of Default or adverse litigation which has or may have a material adverse affect on its financial condition.

         5.5. TAXES AND OTHER CHARGES. Borrower shall prepare and timely file all federal, state and local tax returns required to be filed by Borrower and promptly pay and discharge all taxes, assessments, water and sewer rents, and other governmental charges, imposed upon Borrower or on any of Borrower's property when due, but in no event after interest or penalties commence to accrue thereon or become a lien upon such property, except for those taxes, assessments, water and sewer rents, and other governmental charges then being contested in good faith by Borrower by appropriate proceedings and for which Borrower has established on its books or by deposit of cash with Bank at the option of Bank, a reserve for the payment thereof in such amount as Bank may require, and so long as such contest: (i) operates to prevent collection, stay any proceedings which may be instituted to enforce payment of such item, and prevent a sale of Borrower's property to pay such item; (ii) is maintained and prosecuted with due diligence; and (iii) shall not have been terminated or discontinued adversely to Borrower. Borrower shall submit to Bank, upon request, an affidavit signed by Borrower certifying that all federal, state and local income tax returns have been filed to date and all real property taxes, assessments and other governmental charges with respect to Borrower's properties have been paid to date.




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         5.6. INDEMNIFICATION.
              ---------------

                 5.6.1. Borrower hereby indemnifies and agrees to protect, defend and hold harmless Bank, any entity which "controls" Bank within the meaning of Section 15 of the Securities Act of 1933, as amended, or is under common control with Bank, and any member, officer, director, official, agent, employee or attorney of Bank, and their respective heirs, administrators, executors, successors and assigns (collectively, the "INDEMNIFIED PARTIES"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (i) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by Bank in connection with the Mortgaged Premises; (ii) losses, damages (including consequential damages), expenses or liabilities sustained by Bank in connection with any environmental inspection, monitoring, sampling or cleanup of the Mortgaged Premises required or mandated by any applicable environmental law; (iii) any untrue statement of a material fact contained in information submitted to Bank by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (iv) the failure of Borrower to perform any obligations herein required to be performed by Borrower; and (v) the ownership, construction, occupancy, operation, use or maintenance of the Mortgaged Premises.

                 5.6.2. In case any action shall be brought against Bank or any other Indemnified Party in respect to which indemnity may be sought against Borrower, Bank or such other Indemnified Party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. The failure of Bank to so notify Borrower shall not relieve Borrower of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to Bank or any of the other Indemnified Parties. Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless Bank from and against any loss or liability by reason of such settlement or judgment.

                 5.6.3. The provisions of this Section 5.6 shall survive the repayment or other satisfaction of the Liabilities.

         5.7. FINANCIAL COVENANTS. Borrower shall comply with each of the following financial covenants:

                 5.7.1. Borrower shall, at all times during the term of the Loan, maintain a tangible net worth of not less than $37,000,000.00, as determined in accordance with generally accepted accounting principles consistently applied.

                 5.7.2. Borrower shall, at all times during the term of the Loan, maintain Working Capital of not less than $30,000,000.00. For purposes of this Commitment Letter, "WORKING CAPITAL" shall be defined as the sum of Borrower's current assets MINUS Borrower's current liabilities; all as determined in accordance with generally accepted accounting principles consistently applied.

                 5.7.3. Borrower shall, at all times during the term of the Loan, not permit nor suffer to permit its Current Ratio to be less than 1.75 to
1.0. For purposes of this Commitment Letter, "CURRENT RATIO" shall be defined as the ratio of Borrower's current assets DIVIDED BY Borrower's current liabilities; all as determined in accordance with generally accepted accounting principles consistently applied.

                 5.7.4. Borrower shall, at all times during the term of the Loan, not permit nor suffer to permit its Leverage Ratio to exceed 2.0 to 1.0. For purposes of this Commitment Letter, "LEVERAGE RATIO" shall be defined as the ration of Borrower's total debt obligations DIVIDED BY Borrower's tangible net worth; all as determined in accordance with generally accepted accounting principles consistently applied.




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                 5.7.5.   Borrower will not permit nor suffer to permit its
Coverage Ratio to be less than the following levels during the corresponding periods:

         Period                                    Ratio
         ------                                    ------

         Fiscal Year 1996                          1.0 to 1.0
         Fiscal Year 1997
         and thereafter                            1.2 to 1.0

For purposes of this Commitment Letter "COVERAGE RATIO" shall be defined as the ration of Borrower's EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) DIVIDED BY the sum of (i) payment of all interest payments made by Borrower (inclusive of all gold consignment fees incurred by Borrower) PLUS
(ii) the current maturities of long term debt; all as determined in accordance with generally accepted accounting principles consistently applied. All calculations of the Coverage Ratio shall be calculated on an annual basis after the end of each fiscal year of Borrower.

                 5.7.6. Borrower shall maintain a Loan to Value Ratio of not greater than 80%. "LOAN TO VALUE RATIO" means the outstanding principal balance of the Loan at the time in question divided by the then current fair market value of the Mortgaged Premises, as determined by Bank in its reasonable judgment.

                 5.7.7. Borrower shall not pledge, grant a security interest in, mortgage, assign, encumber or otherwise create a lien on the Mortgaged Premises (whether real or personal, tangible or intangible, and now owned or hereafter acquired) in favor of any person or entity other than Bank, except for those liens, security interests and encumbrances existing on the date hereof and previously disclosed in writing to and approved by Bank or as may be set forth in that certain Certificate and Report of Title No. P-11547 issued by Commonwealth Land Title Insurance Company dated January 15, 1995.

                 5.7.8. Borrower shall not make any loans or advances to any other person or entity, including without limitation, officers, directors, shareholders, principals, partners or affiliates of Borrower which would create a default or an event of default under the Loan Documents.


6.       EVENTS OF DEFAULT AND REMEDIES
         ------------------------------

         6.1. Each of the following shall constitute a default (each, an "EVENT OF DEFAULT") hereunder:

               6.1.1. Non-payment when due of any sum required to be paid to Bank under any of the Loan Documents;

               6.1.2. A breach of the covenants contained in Sections 5.1., 5.2., 5.5. or 5.7. hereof;

               6.1.3. A breach by Borrower of any other term, covenant, condition, obligation or agreement under this Agreement and the continuation of such breach for a period of thirty (30) days after written notice by Bank to Borrower;

               6.1.4. Any intentional representation or warranty made by Borrower in this Agreement shall prove to be materially false, incorrect or misleading in any material respect as of the date when made; or

               6.1.5.  An Event of Default under any of the other Loan
Documents

         6.2. Upon or at any time after the occurrence of an Event of Default, Bank may exercise any right, power or remedy permitted by law or as set forth in any of the Loan Documents.


7.       CONTINUING ENFORCEMENT OF AGREEMENT.
         -----------------------------------

         If, after receipt of any payment of all or any part of the Liabilities, Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other




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Loan Documents shall continue in full force and effect, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Bank with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Agreement and the other Loan Documents and shall remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note or any other Loan Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Bank may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Bank shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.


8.       MISCELLANEOUS
         -------------

         8.1. INTEGRATION. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

         8.2. ATTORNEYS' FEES AND EXPENSES. If Bank retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Agreement, or for examination of matters subject to Bank's approval under the Loan Documents, all costs of suit and collection and all reasonable attorneys' fees (and/or allocated fees of Bank's in-house legal counsel) and such other reasonable expenses so incurred by Bank shall forthwith, on demand, become due and payable and shall be secured hereby.

         8.3. NO IMPLIED WAIVER. Bank shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

         8.4. PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not render any other provisions herein contained invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

         8.5. BINDING EFFECT. The covenants, conditions, waivers, releases and agreements contained in this Agreement shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Agreement cannot be assigned by Borrower without the prior written consent of Bank, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Bank.

         8.6. MODIFICATIONS. This Agreement may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         8.7. JURISDICTION. Borrower irrevocably appoints each and every officer of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any other Loan Document; and Borrower hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of New York or in the United States District Court for the Southern District of New York by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of the State of New York and the United States District Court for the Southern District of New York shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and all collateral securing the obligations of Borrower. Borrower agrees not to assert any defense to any proceeding initiated by Bank based upon improper venue or inconvenient forum. Borrower agrees that any action brought by Borrower shall be commenced and maintained only in a court in the federal judicial district or county in which Bank has its principal place of business in New York.

         8.8. NOTICES. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (certified mail, return receipt requested), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written




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notice to the other party as specified herein.

         8.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, or the laws of any State in which the Loan was made or is repayable, or the laws of any State in which any collateral for the Loan is located, at the sole discretion of Bank.

         8.10. WAIVER OF JURY TRIAL. BORROWER AND BANK AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BANK OR BORROWER ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BANK AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITHOUT THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT BANK WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.




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
         IN WITNESS WHEREOF, Borrower and Bank, intending to be legally bound, have duly executed and delivered this Loan Agreement as of the day and year first above written.



ATTEST                                MICHAEL ANTHONY JEWELERS, INC.




By: /s/ M. Frances Durden          By: /s/ Michael A. Paolercio
   ----------------------             ----------------------------
   M. Frances Durden                  Michael A. Paolercio
   Secretary                          Senior Vice President and Treasurer

                                      FIRST FIDELITY BANK, NATIONAL ASSOCIATION



                                   By: /s/ Charles Van Benschoten
                                       ---------------------------
                                       Charles Van Benschoten
                                       Assistant Vice President

                                       Address:  570 Broad Street
                                                 Newark, New Jersey  07102




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